UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                                Washington, DC 20549

                                    ____________


                                     FORM 8-K

                                   CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report: July 21, 1998


                                 DYNEX CAPITAL, INC.
                  (Exact Name of Registrant as Specified in Charter)


    Virginia                           1-9819                  52-1549373
(State or Other               (Commission File Number)       (IRS Employer
Jurisdiction of                                            Identification No.)
Incorporation)

10900 Nuckols Road, 3rd Floor, Glen Allen, Virginia               23060
      (Address of Principal Executive Offices)                  (Zip Code)


                                   (804) 217-5800
                (Registrant's telephone number, including area code)

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Item 4.       CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     (a) On July 21, 1998, the Audit Committee of Dynex Capital, Inc. (the "Company") approved the appointment of the accounting firm of Deloitte & Touche LLP as the independent accountants for the year ending December 31, 1998 to replace KPMG Peat Marwick LLP ("KPMG"), who were dismissed as the independent accountants effective with such appointment.

     The reports of KPMG on the Company's consolidated financial statements for each of the two years ended December 31, 1997 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     The Company's Audit Committee participated in and approved the decision to change independent accountants.

     In connection with the audits of the Company's consolidated financial statements for the two years ended December 31, 1997 and through July 21, 1998, there have been no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of KPMG, would have caused them to make reference thereto in their report on the financial statements for such years.

     There were no reportable  events (as defined in Regulation S-K Item 304 (a)
(1) (v)) during the two years ended December 31, 1997 and through July 21, 1998.

     The Company has requested that KPMG furnish a letter addressed to the Securities and Exchange Commission stating whether or not KPMG agrees with the above statements. A copy of such letter will be filed at a later date as an amendment to this Form 8-K.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    July 21, 1998                  DYNEX CAPITAL, INC.


                                        By:/s/ Lynn K. Geurin

                                           Lynn K. Geurin
                                           Executive Vice President and
                                           Chief Financial Officer